SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CRYOPORT, INC.

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CRYOPORT, INC. 20382 Barents Sea Circle Lake Forest, CA 92630

NOTICE OF SPECIAL SHAREHOLDERS MEETING October 16, 2007

Dear Fellow Shareholder,

A Special Meeting of the Shareholder’s of CRYOPORT, INC. (hereinafter the “COMPANY”), a Nevada Corporation, will be held at the Gold Coast Hotel and Casino, 4000 W. Flamingo Road, Las Vegas, Nevada 89103, California Ball Room, Salon L, on October 16, 2007 at 10 a.m. local time, pursuant to a resolution of the Board of Directors in compliance with the corporate bylaws. At this Special Meeting of Shareholders, you will be asked to vote upon several proposals that include the following proposed changes: change in the number of authorized number of directors, change in the Company’s capitalization, change in the Company’s stated purpose, and other changes as set forth below, and in the attached copy of Amended and Restated Articles of Incorporation of CryoPort, Inc. (See Exhibit A attached hereto). These changes are significant and require careful reading of all of the material enclosed.

Accompanying this letter is the formal Notice of the Special Shareholders Meeting, a Proxy Statement and Exhibits. The Proxy Statement and the Exhibits contain important information concerning the proposals up for vote at this Special Shareholders meeting. The Company’s Board and Management urge you to take the time to study it carefully.

Your vote is very important, regardless of how many shares you own, and we hope you can attend the Special Meeting in person. Whether or not you plan to attend the Special Meeting, however, please complete, sign and date and return the Proxy in the postage paid enclosed envelope. If you attend the Special Meeting, you may vote in person if you wish, even though you have previously returned your proxy. However, if you plan to attend the meeting and your shares are held in the name of a broker or other nominee; please bring with you a proxy or letter from the broker or nominee to confirm your ownership of the shares.

Sincerely,

Peter Berry
Chief Executive Officer and Director

CRYOPORT, INC. Proxy Statement Table of Contents

General Information about the Special Shareholders Meeting and Proxy Statement	2

Proposals	4

Proxy	10

Exhibits:

Exhibit A - Restated and Amended Articles of Incorporation

Exhibit B - Minutes of Special Board of Directors Meeting, Sept. 14, 2007

Exhibit C - Audited Balance Sheet

CRYOPORT INC. NOTICE OF SPECIAL SHAREHOLDER MEETING

According to Article 2. Section 2.4 of the Corporations Bylaws, notice is hereby given that a Special Meeting of Shareholders of CryoPort, Inc., will be held on October 16, 2007, The Gold Coast Hotel and Casino, 4000 W. Flamingo Road, Las Vegas Nevada 89103 at the hour of 10 a.m. local time, in the California Ball Room, Salon L, pursuant to a resolution of the Corporation’s Board of Directors. This Special Meeting is being held for the following purposes as outlined in the attached Proxy Statement and Exhibits attached thereto and made a permanent part therein:

PROXY STATEMENT

EXHIBIT A: Restated and Amended Articles of Incorporation
EXHIBIT B: Copy of Special Board of Directors Meeting held September 14, 2007

PROXY

MATTERS OF INTEREST

As a matter of interest to all shareholders, the Corporation has been listed on the OTCBB as of September 11, 2007, and has moved its corporate offices and manufacturing facility to 20382 Barents Sea Circle, Lake Forest, California 92630. The Corporation’s new general telephone number is (949) 470-2300, and general fax number is (949) 470-2306.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THESE PROPOSALS AND OTHER MATTERS OF WHICH MANAGEMENT IS NOT AWARE AND WHICH PROPERLY MAY COME BEFORE THE MEETING TO BE VOTED ON IN ACCORDANCE WITH THE BEST JUDGEMENT OF THE PROXYHOLDER. ALL SHARES REPRESENTED BY DULY EXECUTED PROXIES WILL BE VOTED AT THE MEETING.

CRYOPORT, INC. ADMINISTRATIVE ADDRESS 20382 Barents Sea Circle Lake Forest, CALIFORNIA 92630

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of CRYOPORT, INC., a Nevada corporation (the “Corporation”), for use at a Special Meeting of Shareholders to be held on October 16, 2007 at The Gold Coast Hotel and Casino, W. Flamingo Road, Las Vegas, Nevada 89103, California Ball Room, Salon L, at 10 a.m. (local time) and adjournments thereof. The Board of Directors has fixed the date for close of notice of and to vote at the Special Shareholders Meeting, the Record Date being September 19, 2007. As of the Record Date, the Company had 39,825,686_ shares of Common Stock issued and outstanding and entitled to vote at the meeting. A majority of Common Stock interest must be present in person or by proxy, at the Special Shareholder Meeting to constitute a quorum. Each share of Common Stock will carry one vote on the proposals described below, as well as other matters that may properly come before the Special Shareholders Meeting. The affirmative vote of a majority of the votes cast by holders of Common Stock at the Special Shareholder Meeting is necessary to approve each of the proposals included herein. All valid proxies received in time for the Special Shareholder Meeting will be voted thereon. Any Shareholder who executes and submits their proxy has voted, unless by written notice of revocation to Gary Cannon, corporate secretary at the Corporation’s address stated above; by delivery of a newly executed proxy bearing a later date; or by orally withdrawing the proxy in person at the Special Shareholder Meeting. Additionally, ARTICLE 2, Section 2.9, of the Corporations Bylaws does not allow for any proxy to be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Attendance at the Special Shareholder Meeting will not in itself revoke a proxy. It is anticipated that this Proxy Statement will be mailed on or about September 26,, 2007. The Company’s telephone number is (949) 470-2300.

GENERAL DEVELOPMENT OF THE BUSINESS

The Company was originally incorporated under the name G.T.5-Limited on May 25, 1990 as a Nevada corporation. The Company’s original focus was to engage in the business of designing and building exotic body styles for automobiles compatible with the vehicle’s existing chassis. The Company provided a series of hand molded body style products that were based on the chassis designs of the Ford Mustang, Pantera, Ford Cobra and Ferrari Daytona Spider. The Company’s goal was to provide customers with a cost effective solution to developing a great look to their own vehicles without the high costs associated with buying very expensive new vehicles. Acceptance of the Company’s concept never materialized, and revenues during the past few years declined. In 2004, the Company did not have any revenues. As a result, the foregoing operations were discontinued. In January 2005, the Company’s board of directors determined that it would be in its best interests, and that of its shareholders, to find a suitable acquisition candidate.

In March 2005, the Company entered into a Share Exchange Agreement with CryoPort Systems, Inc., a California corporation, and its stockholders, pursuant to which the Company acquired all of the issued and outstanding shares of CryoPort Systems, Inc. in exchange for 24,108,105 shares of the Company’s common stock (which represents approximately 81% of its total issued and outstanding shares of common stock following the close of the transaction). In connection with this transaction, the Company changed its name to CryoPort, Inc., effective March 16, 2005. In addition, the Company’s then directors and officers resigned, and the directors and officers of CryoPort Systems were elected to fill the vacancies created by such resignations.

CryoPort Systems, Inc. was originally formed in California in 1999 as a limited liability company and was reorganized into a California corporation in December 2000. CryoPort Systems, Inc. was founded in 1999 principally to capitalize on servicing the transportation needs of the growing global “biotechnology revolution”.

The purpose of this meeting is to restructure the Board to meet the needs of the Company now and in the future and to restructure the capitalization of the Company to secure the funding necessary to attract management and executive management to ramp up the Company into manufacturing, distribution and recycling of its CryoPort Express® one way shipper in the cold chain market. The Board of Directors of the Company at a Special Board of Directors Meeting held on September 14, 2007 by Resolutions duly passed, made these proposed changes and now they are being presented to the Shareholders for their approval and ratification.

DESCRIPTION OF SECURITIES

As of September 14, 2007 at the time of the Special Board of Directors Meeting when the Board approved the proposed changes a total 39,677,561 common shares were issued and outstanding held by approximately 1,600 shareholders. One of the proposals before the Shareholders for approval and approved by the Board of Directors at that meeting, is to increase the number of authorized shares from the current 100,000,000 to 125,000,000.

Additionally, at a Special Board of Directors Meeting held September 14, 2007, approval was given to increase the number of authorized Board seats from five (5) to nine (9) to allow for full compliance with SEC and Sarbanes-Oxley compliance. It is not anticipated that theses seats will be filled immediately, but it is anticipated that as the Company expands its manufacturing, marketing and recycling of its CryoPort Express® one way shipper, and with potential acquit ions, that the need to fill more independent Board seats will occur.

PROPOSALS

Proposal Number One

Item One. Pursuant to a Board of Directors Resolution executed on September 14, 2007, and in compliance with the Statutes of the State of Nevada NRS 78.403 to amend the Articles of Incorporation of the Company and restate it in a single document (enclosed in its entirety for your review) the following items are those that we are seeking to change:

(A) Amend Article II. of the Articles of Incorporation to read: “The name of the registered Resident Agent in the State of Nevada shall be: CSC Services of Nevada, Inc., and the registered or statutory address of this Corporation in the State of Nevada shall be CSC Services of Nevada, Inc., 502 East John Street, Carson City, Nevada 89706. The Corporation may maintain an office in such other place within or without the State of Nevada as may be designated by the Board of Directors, or by the By-Laws of said Corporation.

(B)  Amend Article III. of the Articles of Incorporation to read: “The purpose of this Corporation is to engage in any lawful act or activity associated with for which a corporation may be organized under Nevada law other than the banking business, trust company business or the practice of any profession otherwise regulated under Nevada law. This Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Shareholders, outside the State of Nevada as well as within the State of Nevada.

(C) Amend Article IV. of the Article of Incorporation to read: “ The powers of the Corporation shall include, but not be limited to the following:
(a) The power to exercise such rights, privileges and powers as may be conferred upon Corporations by any existing law when not inconsistent with the purposes and objects for which this Corporation is organized;
(b) The power to have succession by its corporate name for the period limited in its Articles of Incorporation, and when no period is limited, then perpetually or until dissolved and its affairs wound up according to Nevada law;
(c) The power to undertake legal actions including the power to litigate, submit to mediation or arbitration under the jurisdiction of any court of law or equity;
(d) The power to make contracts;
(e) The power to hold, purchase and convey real and personal property and to mortgage or lease any such real or personal property. Such power to hold real and personal property shall include the power to take the same by devise or bequest in the State of Nevada or in any other state, territory or country;
(f) The power to appoint such officers and agents, as the affairs of the Corporation shall require, and to allow them suitable compensation;
(g) The power to make By-Laws not inconsistent with the constitution or laws of the United States of America, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its Stockholders;
(h) The power to wind up and dissolve itself or to be wound up and dissolved;
(i) The power to adopt and use a common seal or stamp, and alter the same at its pleasure. The use of a seal or stamp on any corporate documents is not necessary. The Corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document;

(j) The power to borrow funds and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges, franchises or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidence of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed or in payment for property purchased, or acquired, or for any other lawful object;
(k) The power of guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any;
(l) The power to purchase, hold, sell and transfer shares of its own capital stock, and use therefore its capital, capital surplus, surplus or other property of fund(s);
(m) The power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States of America, the District of Columbia, and any foreign countries;
(n) The power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its Articles of Incorporation, or any Amendments thereof, or necessary or incidental to the protection and benefit of the Corporation, and in general, to carry on any lawful business necessary or incidental to the attainment of the objects and purposes of the Corporation, whether or not such business is similar in nature to the objects set forth in the Articles of Incorporation of the Corporation or any Amendments thereof;
(o) The power to make donations for the public welfare or for charitable, scientific or educational purposes;
(p) The power to enter into Partnerships, (general or limited) or Joint Ventures, in connection with lawful activities.”

(D) Amend Article V. of the Articles of Incorporation to read: “Authorized Number of Shares.” “The total number of voting common stock authorized that may be issued by the Corporation is One and Twenty-Five Million (125,000,000) Shares of common stock with par value of $.001, and no other class of stock shall be authorized. Said shares may be issued by the Corporation from time to time for such considerations as may be fixed by the Board of Directors.”

(E) Amend Article VI. of the Articles of Incorporation to read:  “The governing Board of this Corporation shall be known as Directors, and the number of Directors may from time-to-time be increased or decreased in such manner as shall be provided by the By-Laws of the Corporation, providing that the number of Directors shall not be reduced to fewer than one (1) or more than nine (9).

The names and addresses of the Board of Directors shall be five (5) in number as follows:

NAME	MAILING ADDRESS

Peter Berry	20382 Barents Sea Circle Lake Forest, CA 92630

Gary Curtis Cannon	11479 Tree Hollow Lane San Diego, CA 92128

Adam Michelin	11726 San Vicente Blvd., Suite 300 Los Angeles, CA 90049

Thomas Fischer	22196 Eagles Nest Court Murrieta, CA 92562

Stephen Scott	9355 Vervain Street San Diego, CA 92129

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of this Corporation is expressly authorized:

(a) To make, alter, or amend the By-Laws of the Corporation;
(b) To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation;
(c) To designate one (1) or more Committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in a Resolution passed by a majority of the whole Board, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name or names as may be stated in the By-Laws of the Corporation or as may be determined from time-to-time by Resolution adopted by the Board of Directors;
(d) The Board of Directors shall have the power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its goodwill and corporate franchises, if any, upon such terms and conditions as the Board of Directors deems expedient and to be in the best interests of the Corporation.

(F) Amend Article VII. of the Articles of Incorporation to read:“No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this provision by the Stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.”

(G) Amend Article VIII. of the Articles of Incorporation to read:“The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the Corporation.”

(H) Amend Article IX. of the Articles of Incorporation to read: “This Corporation reserves the right to amend, alter, change or repeal any provisions contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon Stockholders herein are granted subject to this reservation.”

(I) Amended Article X. of the Articles of Incorporation to read: “The name and postal address of the Incorporators signing the Amended and Restated Articles of Incorporation are as follows:

NAME	MAILING ADDRESS

Peter Berry	20382 Barents Sea Circle Lake Forest, CA 92630

Gary Curtis Cannon	11479 Tree Hollow Lane San Diego, CA 92128

(J) Added Article XI. of the Articles of Incorporation to read: The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the Articles of Incorporation have voted in favor of the Amended and Restated Articles of Incorporation is: ______.

SEE COPY OF RESTATED ARTICLES OF INCORPORATION IS IN ITS ENTIRETY ATTACHED AS EXHIBIT A TO THIS PROXY STATEMENT AND MADE A PERMANENT PART HEREIN.

TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY CONTINUATION OR ADJOURNMENT THEREOF.

THE COMPANY WILL BEAR THE COSTS OF SOLICITATION OF PROXIES FROM ITS SHAREHOLDERS. IN ADDITION TO THE USE OF MAILS, PROXIES MAY BE SOLICITED BY OFFICERS AND DIRECTORS OF THE COMPANY.

OFFICERS AND DIRECTORS WILL NOT BE ADDITIONALLY COMPENSATED, BUT MAY BE REIMBURSED FOR OUT-OF-POCKET EXPENSES IN CONNECTION WITH SUCH EFFORTS. ARRANGEMENTS WILL ALSO BE MADE WITH BROKERAGE HOUSES AND OTHER CUSTODIANS, NOMINEES, AND FIDUCIARIES FOR THE FORWARDING OF SOLICITATION MATERIALS TO THE BENEFICIAL OWNERS OF STOCK HELD OF RECORD BY SUCH PERSONS, AND THE COMPANY WILL REIMBURSE SUCH PERSONS FOR REASONABLE EXPENSES IN FORWARDING SUCH PROXY MATERIAL.

MANAGEMENT DOES NOT INTEND TO PRESENT ANY OTHER MATTERS AT THE SPECIAL MEETING FOR ACTION ON THE PART OF SHAREHOLDERS. IF OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE SPECIAL MEETING, THE PERSONS NAMED AS PROXIES WILL VOTE THEM IN ACCORDANCE WITH THEIR BEST JUDGMENT. THE DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY DO NOT BENEFICIALLY OWN ANY SHARES OF THE COMPANY, BUT RECOMMEND THAT IT IS IN THE BEST INTEREST OF THE COMPANY AND SHAREHOLDERS FOR SHAREHOLDERS TO VOTE THEIR SHARES IN FAVOR OF ALL PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

September 17, 2007

By the order of the Board of Directors

By: /s/ Peter Berry
Peter Berry
Chairman of the Board

PROXY CRYOPORT, INC.

FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD TUESDAY OCTOBER 16, 2007.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE UNDERSIGNED HEREBY APPOINT GARY CANNON AS PROXY FOR THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION TO REPRESENT AND VOTE, AS DESIGNATED BELOW, ALL SHARES OF COMMON STOCK OF CRYOPORT, INC. WHICH THE UNDERSIGNED IS ENTITLED TO VOTE AT THE SPECIAL MEETING OF SHAREHOLDERS ON THE DATE SET FORTH ABOVE, AND ANY ADJOURNMENTS THEREOF, AS FOLLOWS:

SHAREHOLDER RATIFICATION OF THE FOLLOWING RESOLUTIONS:

Proposal Number One

Vote to ratify and approve Board of Directors Resolution executed September 14, 2007, to amend and restate the Company’s Articles of Incorporation as it is presented in Exhibit A to the Proxy Statement and in compliance with the Statutes of the State of Nevada NRS 78.403.

_____For	_____Against	_____Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE “FOR” THE PROPOSALS SET FORTH IN THE NOTICE OF SPECIAL SHAREHOLDERS MEETING. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE VOTE HEREOF.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF SPECIAL MEETING OF SHAREHOLDERS, AND HEREBY EXPRESSLY REVOKES ANY AND ALL PROXIES HERETOFORE GIVEN OR EXECUTED WITH RESPECT TO THE SHARES REPRESENTED BY THIS PROXY.

THIS PROXY IS LIMITED TO _________________________SHARES.
PLEASE SIGN, DATE, AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

BY:________________________________________ DATE:_______________
Signature

_________________________________________
Print Name

BY:_________________________________________DATE:_______________
(Signature if held jointly)

_________________________________________
Print name

PLEASE SIGN EXACTLY AS NAME(S) APPEAR HEREON. WHEN SHARES ARE HELD BY JOINT OWNERS, BOTH SHOULD SIGN. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE FULL TITLE AND ATTACH PROOF OF AUTHORITY, UNLESS ALREADY ON FILE WITH THE CORPORATION. IF A CORPORATION OR PARTNERSHIP NAME OF PRESIDENT, OR PARTNER OR OTHER AUTHORIZED NAME.